EXHIBIT 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Youxin Technology Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Units consisting of: (3)(4)	457	(o)	16,707,022	0.4130	$6,900,000		$0.00015310	$1,056.39
Fees to be Paid	Equity	(i) Class A Shares, par value $0.0001 per share(5)	—		—	—	—		—	—
Fees to be Paid	Equity	(ii) One Series A Warrant to purchase one Class A Shares(5)	—		—	—	—		—	—
Fees to be Paid	Equity	(iii) One Series B Warrants to purchase a number of Class A Shares(5)	—		—	—	—	(3)	—	—
Fees to be Paid	Equity	Pre-Funded Units consisting of: (3)(4)	457	(o)	—	—	—	(3)	—	—
Fees to be Paid	Equity	(i) Pre-Funded Warrants to purchase one Class A Shares(5)			—	—	—	(3)	—	—
Fees to be Paid	Equity	(ii) One Series A Warrants to purchase one Class A Shares(5)	—		—	—	—		—	—
Fees to be Paid	Equity	(iii) One Series B Warrant to purchase a number of Class A Shares(5)	—		—	—	—		—	—
Fees to be Paid	Equity	Class A Shares underlying the Series A Warrants included as part of Units and Pre-Funded Units(6)	457	(0)	—	—	$6,900,000		$0.00015310	$1,056.39
Fees to be Paid	Equity	Class A Shares underlying the Series B Warrants included as part of Units and Pre-Funded Units(7)	457	(0)	—	—	$6,900,000		$0.00015310	$1,056.39
Fees Previously Paid	—	—	—		—	—	—		—	$—

Carry Forward Securities	—	—	—		—	—	—		—	—
Total Offering Amounts							$20,700,000			$3,169.17
Net Fee Due										$3,169.17

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including shares of Class A Shares issuable upon exercise of the pre-funded warrants), if any, is $0.4130.
(5)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the “Securities Act”).
(6)	The Series A Warrants are initially exercisable at a price per share equal to 100% of the share offering price. On the date that is thirty (30) trading days after closing of the offering (the “Initial Adjustment Date”), the exercise price of the Series A Warrants will reset to a price (the “Adjustment Price”) equal to the greater of (a) the Floor Price or (b) the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing on the closing date and ending on the Initial Adjustment Date and the number of Shares issuable upon the exercise of the Series A Warrants will be adjusted so that the aggregate exercise price equals the aggregate exercise price at pricing (subject to deduction of exercised Series A Warrants). The Floor Price will initially be 20% of the Nasdaq Minimum Price as defined in Nasdaq Listing Rule 5635(d)(1)(A) on the trading day immediately prior to the pricing of the offering.
(7)	The Series B Warrants are exercisable at an exercise price of $0.00001. The number of Shares issuable upon the exercise of the Series B Warrants will initially be zero. On the Initial Adjustment Date, the number of Shares issuable upon the exercise of the Series B Warrants will be adjusted to equal an amount equal to the aggregate purchase price paid for the Units at the closing of the offering divided by the Adjustment Price less the number of Units issued on the closing date (as further described in the Series B Warrant).